Exhibit 99.1

SILVERSUN TECHNOLOGIES REPORTS PROFITABLE SECOND QUARTER 2018 RESULTS

Company Posts Best Quarterly Revenue in Corporate History

EAST HANOVER, NJ – August 13, 2018 (Globe Newswire) – SilverSun Technologies, Inc. (NASDAQ: SSNT), a national provider of transformational business technology solutions and services, today announced its second quarter results for the three and six months ended June 30, 2018.

Financial Highlights for Three Months Ended June 30, 2018 Compared to Three Months Ended June 30, 2017:

●	Revenues increased to $9,683,224, increasing 13.8% from $8,508,640
●	Software sales decreased 4.7% to $1,367,660 from $1,434,635.
●	Services revenues totaled $8,315,564, increasing 17.6% from $7,074,005.
●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), plus share based compensation, were $212,508, decreasing 39.2% from $349,586.
●	Net income was $17,218, or $0.00 earnings per basic and diluted share, compared to net income of $120,493 or 0.03 earnings per basic and diluted share.

Financial Highlights for the Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017:

●	Total revenues rose 15.0% to $18,993,299 from $16,511,212.
●	Software sales were $3,002,721, up 28.2% from $2,341,540.
●	Services revenues increased 12.9% to $15,990,578 from $14,169,672.
●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), plus share based compensation, were $497,204, decreasing 43.8% from $885,004.
●	Net income totaled $75,605, or $0.02 per basic and diluted share, decreasing from net income of $274,347, or $0.06 per basic and diluted share.
●	During the first six months of 2018, the outstanding balance of the Company’s revolving bank line of credit was $0, bringing the total amount available under the line at June 30, 2018 to $1,000,000.
●	As of June 30, 2018, the Company had $1,154,132 in cash and cash equivalents; $2,858,601 in accounts receivable; long term debt of $1,454,978 and total stockholders’ equity of $4,362,604.

For more details on SilverSun’s second quarter results, please refer to the Company’s 10-Q filed today with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

Commenting on the results, Mark Meller, Chairman and CEO of SilverSun, stated, “This was a very busy quarter for SilverSun. We completed the acquisition of ISM and its affiliate on June 1, 2018, adding 12 employees, exceptional talent, and the infrastructure to support a new business initiative, cloud hosting for business applications.  The hosting business will be conducted by a newly-formed subsidiary, Secure Cloud Hosting, Inc.  ISM provided the Company with over 800 new customers, and generated revenue of over $4.5 million in 2017.  The integration of the ISM business is now complete, and we expect to rapidly expand the revenue spend of these customers over the course of the next 12 months.

“In the second quarter, we completed our final preparations for the launch of our new Cybersecurity-as-a Service offering, which is being offered in partnership with CyberHat, an Israeli-based Security Operations Center (SOC). CyberHat is designed, built and operated by Israel’s leading cybersecurity experts, and was recently listed as an emerging leader in the IoT Cybersecurity/Security Operations Center (SOC) sector by Forbes.  The partnership with CyberHat will allow SilverSun to provide a Fortune 500-level security service to the mid-market, at prices that are digestible by companies in that sector.  It will further enable SilverSun to pursue larger customers and service opportunities than it has in the past.  SilverSun operations related to this new offering will be conducted by its newly-formed subsidiary, Critical Cyber Defense Corp.  A go-to-market strategy was formulated and funded in the second quarter, and sales and marketing efforts for this new service commenced on July 1, 2018.

“A key growth initiative for the Company is its Partner Success Program (PSP).  Under the program, smaller business partners in the Sage Software channel are provided access to the Company’s sales and marketing engine, and are provided the opportunity to share in revenue generated.  Since the program’s launch earlier this year, the Company has increased the number of customers operating under its umbrella by roughly 50%.  When added to the number of customers the Company acquired in the ISM transaction, the Company anticipates that, by December 31, 2018, it will effectively double the number of customers it has versus the number it had on December 31, 2017.  The ability of our sales organization to upsell and cross-sell into this customer base represents a significant growth opportunity for the Company.”

Meller added, “Simultaneous with these new initiatives and transactions, the Company was still able to deliver record revenue results. Growth was experienced across our entire platform, including our managed service provider (MSP), ERP sales and consulting, and our proprietary product lines (Mapadoc, et.al.).  For the first 6 months of the year, total revenues rose 15.0% to $18,993,299.  Software sales were up 28.2% to $3,002,721, and services revenues increased 12.9% to $15,990,578.   The Company is performing well on the revenue side.

“However, the requirement to invest in our various initiatives outlined above has negatively impacted, temporarily, our level of profitability.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), plus share based compensation, were $497,204 for the first half of 2018, decreasing 43.8% from 2017.  The reduction is largely a result of increased headcount, as we have hired for anticipated growth in our sales and marketing groups.  In addition, given the much higher number of transactions we are now processing, we have re-engineered our sales operations group, which has also involved increasing headcount.  We now believe we have the infrastructure in place and are properly organized to support a $50 million organization.  As we scale, we expect a return to the higher levels of profitability that we have delivered in the past.”

Meller concluded, “All in all, we are extremely optimistic about our prospects for the balance of 2018, and look forward to continuing to deliver positive results for the benefit of all our stakeholders in the coming months and years ahead.”

About SilverSun Technologies

We are a business application, technology and consulting company providing strategies and solutions to meet our clients' information, technology, business management, and network and cybersecurity needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the "Cloud". As a value added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning ("ERP"), Warehouse Management Systems, Customer Relationship Management, and Business Intelligence. Additionally, we have our own development staff building software solutions for Electronic Data Interchange, time and billing, and various ERP enhancements. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network services practice that provides managed services, hosting, business continuity, cloud, e-mail and web services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Arizona, Seattle, Greensboro, Oregon, and Southern California.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Mark Meller

973-758-6108

meller@silversuntech.com